Exhibit 3.36

URRUTIA, INC.

BY-LAWS

ARTICLE I

Offices

SECTION 1.1 The Registered Office of the corporation (the “Corporation”) in the State of Alabama shall be 106 West Court Square, Abbeville, Alabama 36310, and the name of the initial registered agent at this address is Richard D. Urrutia.

SECTION 1.2 Other Offices. The corporation may also have offices at such other place of places within or without the State of Alabama as may be lawful and as the Board of Directors may from time to time designate.

ARTICLE II

Stockholders

SECTION 2.1 Annual Meetings.

(a) The annual meeting of the stockholders of the corporation, commencing with the year 1991, shall be held at the principal office of the corporation in the State of Alabama, or at such other place, within or without the State of Alabama, as may be designated and stated in the notice of the meeting, on the 15th day of December of each year (or if said day be a legal holiday, then on the next full business day following) for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

(b) If the election of directors shall not be held on the day designated herein for any annual meeting or any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as it conveniently may be held. At such meeting the stockholders may elect the directors and transact other business with the same force and effect as an annual meeting duly called and held.

SECTION 2.2 Special Meetings. Special meetings of the stockholders shall be held at the principal office of the corporation in the State of Alabama, or at such other place, within or without the State of Alabama, as may be designated and stated in the notice of the meeting, upon call of the president, the board of directors, or of the holders of not less than one-third of all the shares entitled to vote at the meeting.

SECTION 2.3 Notice of Stockholders’ Meetings. Written or printed notice stating the place, day and hour of the meeting shall be given before the date of the meeting, either personally or by mail, by or at the direction of the board of directors, the president, secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. Such notice shall be given not less than ten nor more than fifty days before the date of the meeting. Notwithstanding the preceding provisions of this section, the stock or bonded indebtedness of the corporation shall not be increased at a meeting unless at least thirty (30) days’ notice of such meeting shall have been given in the manner prescribed in this section. In the case of a special meeting or an annual meeting at which special action is to be taken, such notice shall also state the purpose, or purposes, for which the meeting is called, or the special action which is proposed to be taken. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Except where otherwise required by law, notice of any adjourned meeting of the stockholders of the corporation shall not be required to be given except by announcement at the meeting.

Whenever any notice is required to be given any stockholder under the provision of the constitution or laws of Alabama or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the stockholder or stockholders entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

SECTION 2.4 Quorum. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by law or the articles of incorporation of the corporation. At any meeting or any adjournment thereof, whether or not a quorum be present, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 2.5 Organization. Meetings of the stockholders shall be presided over by the President, or by a vice president, or if none thereof is present, then by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The secretary of the corporation, or in his absence an assistant secretary, shall act as secretary of every meeting, but if neither the secretary nor any assistant secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

SECTION 2.6 Voting.

(a) At any meeting of the stockholders, each holder of the capital stock of the corporation shall have one vote for each such share of stock held by him, except as otherwise provided by the articles of incorporation. At all meetings of the stockholders the voting need not be by ballot, except that the voting shall be by ballot on all matters with respect to which any person entitled to vote at such meeting shall so request and on other matters upon which voting by ballot is expressly required by the articles of incorporation or by the laws of Alabama.

(b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or the articles of incorporation, a different vote is required, in which case such express provisions shall govern and control the decision of such question.

(c) Stockholders of record at the time of the closing of the transfer books of the corporation or on the date fixed as the record date for said meetings shall be entitled to vote at said meetings. In case the transfer books of the corporation shall not have been closed in accordance with provisions of Section 5.3 hereof, and no date shall have been fixed as a record date for the determination of the stockholders entitled to vote, those stockholders of record as of the close of business on the date of the sending of the notice respecting said meeting, and no others, shall be entitled to vote at said meeting, provided that any applicable provisions of the laws of Alabama respecting publication of such record date be observed.

(d) At any meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such stockholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be delivered to the inspectors of election prior to the vote at the meeting. The attendance at any meeting of a stockholder who may therefore have given a proxy shall not have the effect of revoking the proxy unless the stockholder so attending shall, in writing, so notify the secretary of the meeting at any time prior to the voting of the proxy.

(e) If on any question the stockholders shall divide in such manner that there shall be 50% of the outstanding stock voting one way, and 50% of the outstanding stock voting the other way, and there shall thus be a deadlock on the question, and if said deadlock shall remain unbroken for a period of (7) days, then the matter shall be submitted to three arbitrators, one arbitrator to be selected by those stockholders voting on one side of the question, and one arbitrator to be selected by those stockholders voting on the other side of the question, and the third arbitrator to be selected by the two thus chosen. Said three arbitrators shall determine the question after hearing fully from both sides, and after consideration of the merits of the controversy, shall base their decision solely on the determination as to what shall be for the best interest of the corporation. The decision of the arbitrators shall be final and binding upon all stockholders.

SECTION 2.7 Inspectors of Election. At all elections of directors, or in any other case in which inspectors may act, at least one inspector of election shall, at the written or oral request of any stockholder entitled to vote upon such matter, be appointed by the board of directors, or in its failure thereof, by the chairman of the meeting, except as otherwise provided by law. The inspector in inspection of the election shall take and subscribe an oath faithfully to execute the duties of inspector at such meeting with strict impartiality, and according to the best of his or their ability, and shall take charge of the polls and after the vote shall have been taken shall make a certificate of the result thereof, but no director or candidate for the office of director shall be appointed as such inspector. If there is a failure to appoint inspectors, those present at the meeting, by a per capita vote, may choose temporary inspectors in the number required.

In case the right to vote upon any share of stock is questioned, the inspectors of the election shall refer to the stock books of the corporation to ascertain who are the stockholders, and in case of a discrepancy between the books, the transfer book shall control and determine who is entitled to vote.

SECTION 2.8 Action by Stockholders Without a Meeting. Any action required to be taken at a meeting of the stockholders of the corporation, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent, in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof; provided, however, that authority for an increase in the stock or bonded indebtedness of the corporation may be given by the stockholders of the corporation only at a duly held meeting hereof and not by such consent procedure. Such consent (except in the case of authorization of an increase in the stock or bonded indebtedness of the corporation) shall have the same force and effect as a unanimous vote of the stockholders, and may be stated as such in any writing or documents required to be filed under the provisions of the Alabama Business Corporation Act.

ARTICLE III

Directors

SECTION 3.1 Business of Corporation to be Managed by the Board of Directors. Except as may be otherwise provided in the articles of incorporation, the business and affairs of the corporation shall be managed by the board of directors. In case the majority of the members of the board of directors is disqualified to act with respect to any matter, the doing of the act may be authorized by the requisite percentage of the stockholders. All acts of the corporation shall require a majority consent of the board of directors.

SECTION 3.2 Number and Election of Directors. The number of persons constituting the initial board of directors is set forth in the articles of incorporation. Upon the expiration of the terms of the members of the initial board of directors, the number of directors of the corporation shall be at least one (1) person, but in no event, more than five (5).

Directors must be at least twenty-one (21) years of age but need not be residents of Alabama, nor holders of stock in the corporation.

At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next succeeding annual meeting. Failure to elect officers or directors at any time designated for their election shall not work a dissolution of the corporation, but the several officers or directors thereof shall continue to hold office until their successors are elected and qualified.

SECTION 3.3 Quorum of Directors. A majority of the directors shall constitute a quorum for the transaction of business. The act of all of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

SECTION 3.4 Vacancies in Board of Directors. Vacancies occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of stockholders. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual stockholders’ meeting or at a special meeting of stockholders called for that purpose.

SECTION 3.5 Committees. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each to consist of two or more of the directors of the corporation, which to the extent provided in such resolution or resolutions shall have, and may during intervals between the meetings of the board exercise, the powers of the board of directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

SECTION 3.6 Place and Notice of Directors’ Meetings. Meetings of the board of directors, regular or special, may be held either within or without the State of Alabama. Regular meetings of the board of directors may be held at such times and places as shall have theretofore been fixed by resolution of the board of directors and may be held at such times and places without any further notice. A regular meeting of the board of directors shall be held immediately following the annual meeting of the stockholders. Special meetings of the board of directors may be called by any member of the board of directors or by the president or secretary of the corporation. Notice of any special meeting of the board of directors shall be given to the directors at least forty-eight hours prior to the meeting. Such notice may be given by telephone, telegraph, cable, or by the mailing of a letter of notice to the director at his last known address. The notice of any special meeting shall contain a statement of the business to be transacted at, or the purpose of, such special meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Whenever any notice is required to be given to any director under the provisions of the Constitution of Alabama or the Alabama Business Corporation Act, or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the directors or director entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Meetings of the board of directors shall be presided over by one of their members who may be designated by the stockholders as chairman of the board. If the stockholders have not designated a chairman of the board, the directors may designate a chairman of the board.

SECTION 3.7 Action by Directors and Committees of Directors Without a Meeting. If the articles of incorporation so provides, any action required or permitted to be taken at any meeting of the board of directors, or any committee thereof, may be taken without a meeting, if prior to such action, a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

SECTION 3.8 Director or Committee Member Relying Upon Certain Report and Records Protected. A director or a member of a committee designated by the board of directors shall in the performance of his duties be fully protected in relying in good faith upon the books of accounts or reports made to the corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the board of directors or by any such committee, or in relying in good faith upon other records of the corporation.

SECTION 3.9 Dividends. Subject always to the provisions of the laws of Alabama and the articles of incorporation, the board of directors shall have full power to determine whether any, and if any what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to stockholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the board of directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise. The board of directors may fix a sum which may be set aside or reserved over and above the capital paid in of the corporation as working capital for the corporation, or as a reserve for any proper purpose, and from time to time may increase, diminish and vary the same in its absolute judgment and discretion.

ARTICLE IV

Officers

SECTION 4.1 Officers of the Corporation. The board of directors, as soon as reasonable after the election thereof held in each year, shall elect a president, one or more vice presidents, with such designation, if any, as the board of directors or the president may determine, a secretary, a treasurer, and such other officers, and with such designations, as to it may deem proper. Any two or more offices may be concurrently held by the same person at the same time.

SECTION 4.2 President. The president shall serve as the chief executive officer of the corporation, responsible to the board of directors for administering the operations of the corporation, and shall perform such other duties as may be assigned to him by the board of directors. With the prior written consent of the Board of Directors, the president may execute bonds, mortgages, bills of sale, assignments, conveyances, and all other contracts requiring a seal, under the seal of the corporation, except those required by law to be otherwise signed and executed, or except when the signature and execution thereof when permitted by law shall be expressly delegated by the board of directors to some other officer or agent of the corporation. He shall preside at all meetings of the stockholders.

SECTION 4.3 Vice Presidents. Each vice president of the corporation shall, subject to the authority and direction of the president, have general, active management of such operations, areas or divisions of the business of the corporation as may be designated by the board of directors or by the president, and shall carry into effect the resolutions of the board of directors and the orders of the president with respect to such operations, areas or divisions. The regular powers and duties of the president in such areas and divisions may, upon delegation by the president, be exercised and performed by the vice president to whom delegated, subject to the authority and direction of the president. Each of them shall have such designations and other powers, and perform such other duties, as may be assigned to him by the board of directors or by the president.

SECTION 4.4 Secretary. The Secretary shall keep a record of the minutes of all meetings of the stockholders, directors and committees exercising the powers of the board of directors, and shall give such notices as may be required by law or by these bylaws. He shall have charge of the seal of the corporation, except such as shall be in the charge of the treasurer or some other person authorized to have custody and possession thereof by resolution of the board of directors.

SECTION 4.5 Treasurer. The treasurer shall keep account of all moneys of the corporation received or disbursed, shall deposit all moneys in the name of and to the credit of the corporation in such banks and depositories as may be designated by resolution of the board of directors of the corporation, and shall safely care for all valuables of the corporation.

SECTION 4.6 Remaining Officers. The remaining officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors.

ARTICLE V

Certificate of Stock

SECTION 5.1 Transfer of Shares.

(a) Shares of the capital stock of the corporation shall be transferable only on the books of the corporation by the holder thereof in person, or by his duly authorized attorney, upon surrender and cancellation of the certificate or certificates properly endorsed and the payment of all taxes thereon.

(b) The certificates of stock shall be signed by the president or a vice president and by the secretary or the treasurer, and sealed with the seal of the corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the president, vice president, secretary, assistant secretary, treasurer or assistant treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of the issued.

(c) The board of directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

SECTION 5.2 Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents and/or one or more registrars and may require all stock certificates to bear the signatures of such transfer agent and/or registrar.

SECTION 5.3 Closing of Transfer Books. The board of directors may close the stock transfer books of the corporation in its discretion for a period of not more than fifty days preceding either the date of any meeting, annual or special, of the stockholders; or the date for payment of any dividend; or the date of the allotment of rights; or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books, the board of directors may fix, in advance, a date not exceeding fifty days preceding either the date of any meeting, annual or special, of stockholders; or the date for the payment of any dividend; or the date for the allotment of rights; or to exercise the rights in respect to any such change, conversion of, or exchange of capital stock; and in such case only stockholders of record on the date so fixed shall be entitled to such notice of; and either to vote at, such meeting; to receive payment of such dividend or allotment of rights, or to exercise such rights, as the case may be; notwithstanding any transfer of any stock on the books of the corporation after such record date fixed as aforesaid.

SECTION 5.4 Lost, Stolen, Destroyed, or Mutilated Certificates. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction, or theft as the board of directors may in its discretion require, and on delivery to the corporation, if the board of directors shall so require, of a bond of indemnity, upon such terms and secured by such surety as the board of directors may in its discretion require.

SECTION 5.5 Books and Records of Corporation. The corporation shall keep correct and complete books and records of account, shall keep written minutes of the proceedings of its stockholders, board of directors, and committees exercising the powers of the board of directors, and shall keep at its principal office, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

Any person who shall have been a stockholder of record for at least six months immediately preceding his demand or who shall be the holder of record of at least five percent of all the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, its books and records of account, minutes, and record of stockholders and to make extracts therefrom.

Upon the written request of any stockholder of the corporation, the corporation shall mail to such stockholder its most recent financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

ARTICLE VI

Miscellaneous

SECTION 6.1 Fiscal Year. The fiscal year of the corporation shall end on the last day of December of each year, unless otherwise determined by the board of directors.

SECTION 6.2 Corporate Seal. The corporate seal of the corporation shall have inscribed thereon the name of the corporation, the words “Corporate Seal” and “Alabama”, and such seal may also include the date of organization of the corporation.

SECTION 6.3 Voting Corporation’s Securities. Unless otherwise ordered by the board of directors, the president, or in the event of his inability to act, such other officer as may be designated by the board of directors to act in the absence of the president, shall have full power and authority on behalf of the corporation to attend and to act and to vote, and to execute a proxy or proxies empowering others to attend and to act and to vote, at any meetings of security holders of any corporation in which the corporation may hold securities, and at such meetings the president, or such other officer of the corporation, or such proxy shall possess ownership of such securities, and which, as the owner thereof, the corporation might have possessed and exercised, if present. The secretary or any assistant secretary may affix the corporate seal to any such proxy or proxies so executed by the president, or such other officer, and attest to the same. The board of directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE VII

By-Laws and Their Amendments

These by-laws may be altered, amended or repealed and new by-laws may be adopted by the board of directors; provided, however, that the board of directors may not alter, amend, or repeal any stockholder’s meetings provisions, or what constitutes a quorum at such stockholder’s meetings.

These by-laws shall also be subject to alteration, amendment or repeal, and new by-laws adopted, by the affirmative votes of the holders of a majority of shares of stock present in person or by proxy at any annual or special meeting of the stockholders and entitled to vote thereat, a quorum being present; provided that no amendment decreasing the number of directors shall have the effect of shortening the term of any incumbent director.

Signature and Certification

I certify that the foregoing are the true and correct by-laws of Urrutia, Inc., an Alabama corporation.

DATED: December 3rd, 1990